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                                                                       EX-99.d.6


                                              FORM OF AMENDMENT #5 TO SCHEDULE A


         Portfolios of Brinson Relationship Funds
         ----------------------------------------

         Brinson Global Securities Fund
         Brinson Global Bond Fund
         Brinson U.S. Equity Fund
         Brinson U.S. Large Capitalization Equity Fund
         Brinson U.S. Intermediate Capitalization Equity Fund
         Brinson U.S. Value Equity Fund
         Brinson U.S. Small Capitalization Equity Fund
         Brinson Global (Ex-U.S.) Equity Fund
         Brinson Emerging Markets Equity Fund
         Brinson Bond Plus Fund
         Brinson U.S. Bond Fund
         Brinson U.S. Short/Intermediate Fixed Income Fund
         Brinson Limited Duration Fund
         Brinson U.S. Treasury Inflation Protected Securities Fund Brinson Short-Term Fund
         Brinson U.S. Cash Management Prime Fund
         Brinson High Yield Fund
         Brinson Defensive High Yield Fund
         Brinson Emerging Markets Debt Fund


   This Amendment has been agreed to as of this 28/th/ day of February, 2000 by the undersigned.

         BRINSON RELATIONSHIP FUNDS


             By:________________________________


             Title:_____________________________

         BRINSON PARTNERS, INC.


             By:________________________________


             Title:_____________________________

         BRINSON PARTNERS, INC.


             By:________________________________


             Title:_____________________________